CANAL CAPITAL CORPORATION AND SUBSIDIARIES
                                    EXHIBITS

Exhibit No.

     22           Subsidiaries of the registrant.

                  SUBSIDIARIES                             IDENTIFICATION #
                  ------------                             ----------------

                  Omaha Livestock Market, Inc.              47-0582031
                  Sioux Falls Stockyards Company            46-0189565
                  Canal Arts Corporation                    13-3492921

                  DIVISIONS
                  ---------

                  Canal Capital Corporation                 51-0102492
                  St. Joseph Stockyards
                  St. Paul Union Stockyards
                  Sioux City Stockyards

                  Note: All subsidiaries are 100% owned


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